EXHIBIT 21

                              LIST OF SUBSIDIARIES
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

                                             JURISDICTION OF
NAME OF SUBSIDIARY                            INCORPORATION                                  STATUS
---------------------------------      ----------------------------       ---------------------------------------------

Denbury Holdings Ltd.                  Province of Alberta                Wholly owned subsidiary of Denbury
                                                                          Resources Inc. - holding company
Denbury Management, Inc.               State of Texas                     Wholly owned subsidiary of Denbury
                                                                          Holdings Ltd. - operating company
Tallahatchie Resources, Inc.           State of Texas                     Wholly owned subsidiary of Denbury
                                                                          Management, Inc. - dormant
Denbury Marine, L.L.C.                 State of Louisiana                 Wholly owned subsidiary of Denbury
                                                                          Management, Inc. - marine company
Brymore Energy Corp.                   State of Texas                     Wholly owned subsidiary of Denbury
                                                                          Management, Inc. - marketing company
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